                                                                     EXHIBIT 4.1

                               AMENDMENT NO. 5 TO
                           FIRST LIEN CREDIT AGREEMENT

          AMENDMENT NO. 5 (this "Amendment"), dated as of April 9, 2007, among Tecumseh Products Company, a Michigan corporation (the "Borrower"), the Lenders party hereto, and CITICORP USA, INC., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the "Administrative Agent"), amends certain provisions of the FIRST LIEN CREDIT AGREEMENT, dated as of February 6, 2006 (as the same has heretofore been amended, as amended hereby, and as it may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions from time to time party thereto as lenders (the "Lenders"), the financial institutions from time to time party thereto as issuing banks (the "Issuers") and the Administrative Agent.

                                   WITNESSETH:

          WHEREAS, the Brazilian court with jurisdiction over the Restructuring Agreement and the TMT Brazilian Out-of-Court Restructuring has declined to homologate the Restructuring Agreement under Brazilian law; and

          WHEREAS, the Borrower has informed the Administrative Agent that (A) a TMT Enforcement Remedy has occurred and is continuing and (B) on March 22, 2007, TMT commenced a bankruptcy proceeding in Brazil, which in the case of each of clause (A) and (B) above constitutes an Event of Default under Section 9.1(e) and Section 9.1(f) of the Credit Agreement, respectively (collectively, the "Existing Defaults"); and

          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders constituting the Requisite Lenders waive the Existing Defaults and agree to certain amendments to the Credit Agreement; and

          WHEREAS, the Borrower has requested, and the Administrative Agent and each Lender signatory to an Acknowledgement and Consent has agreed to certain waivers and certain amendments of the Credit Agreement on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

          SECTION 1 DEFINED TERMS. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

          SECTION 2 AMENDMENT TO THE CREDIT AGREEMENT. As of the Fifth Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as follows:

               (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

               "Amendment No. 5 to the Credit Agreement" means that certain Amendment No. 5 to First Lien Credit Agreement, dated as of April 9, 2007, entered into by the Borrower, the Administrative Agent and the Lenders party thereto.

               "Cross-Over Vendors" means those certain vendors to TMT that are also vendors to (i) the Borrower's U.S. engine business or (ii) TdB.

               "Effective Date" means April 9 2007.

               "Operations Advisor" means (i) Alix Partners or AP Services, LLC or (ii) a nationally recognized financial operations consulting or management firm acceptable to the Administrative Agent.

               "Restructuring Payments" means all amounts advanced, or directly incurred and paid by the Borrower or any of its Subsidiaries (other than TMT) in connection with the TMT Restructuring, including specifically (i) the reasonable fees and costs of Brazilian restructuring counsel and financial advisors for TMT and (ii) payments of liabilities of TMT, provided that in all cases, (1) no Restructuring Payments are made prior to the date that they are legally required to be paid; (2) funds of TMT are not otherwise available to make such Restructuring Payments; (3) Restructuring Payments are either (A) required to be made in order to avoid personal liability of TMT management or liability of TdB for claims against TMT for such amounts, or (B) otherwise reasonably necessary for the orderly administration of the TMT Restructuring; (4) such payments or advances are structured to the fullest extent possible to permit recovery thereof by Borrower and its Subsidiaries as priority claims in the TMT Restructuring; and (5) the aggregate amount of all Restructuring Payments shall not exceed $6,500,000.

               "TdB" means Tecumseh do Brasil Ltda.

               "TMT Restructuring" means and includes any or all of: (i) TMT's commencement of a voluntary case under the bankruptcy laws or equivalents thereof (as now or hereafter in effect) of Brazil, (ii) TMT's filing of a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts,
          (iii) TMT's consent to, or failure of TMT to contest, any petition filed against it in an involuntary case under such bankruptcy laws or other laws referred to in the immediately preceding clause (ii), (iv) TMT's application for or consent to, or failure to contest, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) TMT's admission in writing of its inability to pay its debts as they become due, and (vi) TMT's making of a general assignment for the benefit of creditors.

               "TPIL" means Tecumseh Power International Limited, a company incorporated in the United Kingdom.

               (b) The grid appearing in the definition of "Applicable Margin" is hereby deleted in its entirety and replaced with the following:

QUARTERLY AVAILABLE CREDIT                                        BASE RATE LOANS   EURODOLLAR RATE LOANS
--------------------------                                        ---------------   ---------------------
Greater than or equal to $150,000,000                                  1.00%                2.00%
Less than $150,000,000 and greater than or equal to $50,000,000        1.25%                2.25%
Less than $50,000,000                                                  1.50%                2.50%

          The Borrower hereby acknowledges that the Quarterly Available Credit on the last day of the Fiscal Quarter ending March 31, 2007 was less than $50,000,000 and that the Applicable Margin for the Fiscal Quarter commencing on April 1, 2007 shall be 2.50% for Eurodollar Rate Loans and 1.50% for Base Rate Loans.

               (c) The definition of "EBITDA" in Section 1.1 of the Credit Agreement is hereby amended as follows:

                    (i) by deleting clause (b)(ix)(y) in its entirety and inserting the following in lieu thereof:

                    (y) (a) BBK, Ltd. and AP Services, LLC, financial advisors to the Loan Parties and Korn/Ferry International, in connection with certain financial and management search services provided to the Loan Parties, (b) financial advisors to the Lenders, and (c) Wachovia, Felsberg E Associados, Rothschild Inc., Miller, Canfield, Paddock and Stone, P.L.C., Kirkland & Ellis LLP, expenses of counsel to the Administrative Agent, and Squire, Sanders & Dempsey L.L.P., in each case under this clause (y)(c) for work performed in March and April 2007 but prior to the Effective Date, and

               (ii) by deleting the proviso to clause (b)(ix) which reads "provided, however, all such fees and costs payable under clauses (x),
          (y) and (z) do not exceed $2,400,000 per Fiscal Quarter" and inserting in lieu thereof "provided, however, all such fees and costs payable under clauses (x), (y) and (z) do not exceed (i) $6,000,000 in the Fiscal Quarter ending March 31, 2007, (ii) $4,500,000 in the Fiscal Quarter ending June 30, 2007, and (iii) $2,400,000 per Fiscal Quarter for each Fiscal Quarter thereafter";

               (d) Clause (b) in the definition of "Change of Control" is hereby deleted in its entirety and replaced with the following in lieu thereof:

                    or (b) during any period of twelve consecutive calendar months, individuals who, as of the Effective Date, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the Independent Directors (as such term is defined in Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market LLC ("Nasdaq"), or a comparable successor rule of Nasdaq, whether or not the securities of Borrower are listed on Nasdaq) then still in office who either were Independent Directors at the beginning of such period or whose elections or nomination for election was previously so approved); cease for any reason other than death or disability to constitute a majority of the directors then in office.

               (e) The following existing definitions are hereby deleted in their entirety from the Credit Agreement:

                    "TMT Guaranty Agreement", "TMT Guaranty Conditions" and "TMT Guaranty Obligations".

               (f) Article V (Financial Covenants) of the Credit Agreement is hereby amended as follows:

                    (i) Section 5.2 of the Credit Agreement is hereby amended in its entirety as follows:

          Section 5.2 Minimum EBITDA

               Subject to any applicable Disposition Adjustment, the Borrower shall have, on the last day of each period set forth below, EBITDA for such period of not less than (and in the case of negative numbers, not worse than) the amount set forth opposite such period:

                  PERIOD                     MINIMUM EBITDA
                  ------                     --------------
 October 1, 2006 through December 31, 2006     ($14,900,000)
  October 1, 2006 through March 31, 2007        ($8,000,000)
   October 1, 2006 through June 30, 2007      $  17,000,000
October 1, 2006 through September 30, 2007    $  42,000,000
 October 1, 2006 through December 31, 2007    $  62,000,000

                    (ii) Section 5.3 of the Credit Agreement is hereby amended in its entirety as follows:

               Section 5.3 Capital Expenditures

               (a) The Borrower shall not make or incur, or permit to be made or incurred, Capital Expenditures (it being understood that any Capital Expenditures financed solely through the proceeds obtained from property loss insurance shall not be covered under this Section 5.3), during the four Fiscal Quarters ending on the last day of each Fiscal Quarter set forth below to be, in the aggregate, in excess of the maximum amount set forth opposite such Fiscal Quarter:

  Fiscal Quarter     Maximum Capital Expenditures
  --------------     ----------------------------
  March 31, 2007              $52,100,000
  June 30, 2007               $49,300,000
September 30, 2007            $46,500,000
December 31, 2007             $40,000,000
  March 31, 2008              $43,800,000
  June 30, 2008               $47,500,000
September 30, 2008            $51,300,000
December 31, 2008             $55,000,000
  March 31, 2009              $58,800,000
  June 30, 2009               $62,500,000
September 30, 2009            $66,300,000

               (b) For purposes of Section 5.3(a), the aggregate Capital Expenditures in connection with the acquisition, construction and startup of the new plant to replace the Hyderabad facility covered by this Section 5.3 and counted toward the limits established in Section 5.3(a) above shall be equal to the amount calculated as follows:

                                   X - Y = CCE

     Where

               X is the aggregate Capital Expenditures in connection with the acquisition, construction and startup of the new Hyderabad Indian plant;

               Y is the Net Cash Proceeds from the sale of the current Hyderabad Indian plant and realty; and

               CCE is the amount of Capital Expenditures charged against the amounts set forth opposite the applicable period in the chart in
               Section 5.3(a) above;

provided, however, that (1) in no event shall the Capital Expenditures amount set forth above for any period be increased in the event CCE is a negative number and (2) in no event shall the aggregate Capital Expenditures in connection with the acquisition, construction and startup of the new Hyderabad Indian plant exceed $25,000,000 and (3) all such Capital Expenditures shall be funded solely by financial institutions located in India.

               (c) In the event that the Borrower completes the sale or disposition of one or more Subject Units, the Borrower shall promptly provide Lender with a schedule of the budgeted Capital Expenditures for such Subject Units for the periods following the date of consummation of such sale, and the amounts set forth for such periods in clause (a) above shall be, subject to the prior review by and approval of the Administrative Agent, correspondingly reduced.

               (g) Article VII (Affirmative Covenants) of the Credit Agreement is hereby amended as follows:

                    (i) by deleting the introductory paragraph therein and inserting the following in lieu thereof:

               The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following (except that the following shall have no application to (x) Tecumseh Italy as long as the Borrower is diligently pursuing the dissolution or liquidation of Tecumseh Italy, (y) TMT so long as there is a pending TMT Restructuring or (z) TPIL so long as any Loan Party is pursuing the discontinuance of the operation and liquidation of TPIL provided such discontinuance and liquidation is funded entirely from existing funds available to TPIL or from the proceeds of the sale or liquidation of TPIL's assets), as long as any Obligation remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                    (ii) by deleting the existing Section 7.19 and inserting the following in lieu thereof:

               Section 7.19 Certain Reporting

               On or before the Effective Date, the Borrower's President and Chief Operating Officer shall deliver to the Administrative Agent a letter with regard to the Borrower's efforts to address certain operational items. During the period beginning on the Effective Date and ending on the date on which a new Chief Executive Officer assumes his or her duties with the Borrower, the Borrower shall deliver to the Administrative Agent copies of all reports (other than any portions thereof containing attorney-client or other privileged information) regarding the items set forth in the above-referenced letter prepared by outside professionals engaged in connection therewith or by management of the Borrower or its Subsidiaries within 3 Business Days of delivery of the same to the Borrower's board of directors.

                    (iii) by inserting the following new Section 7.20 immediately after the existing Section 7.19 as follows:

               Section 7.20 Retention of the Operations Advisor

               The Borrower shall retain the services of an Operations Advisor, at all times after the Effective Date, and through the date on which a new Chief Executive Officer of the Borrower has been appointed (and such Chief Executive Officer has commenced his/her duties) and for so long thereafter as the Chief Executive Officer shall determine in good faith to be necessary or advisable.

               (h) Article VIII (Negative Covenants) of the Credit Agreement is hereby amended as follows:

                    (i) by deleting the introductory paragraph therein and inserting the following in lieu thereof:

                    The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following (except that (A) the following shall have no application to (x) Tecumseh Italy as long as the Borrower is diligently pursuing the dissolution or liquidation of Tecumseh Italy or (y) TPIL so long as any Loan Party is pursuing the discontinuance of the operation and liquidation of TPIL provided such discontinuance and liquidation is funded entirely from existing funds available to TPIL or from the proceeds of the sale or liquidation of TPIL's assets and (z) TMT so long as there is a pending TMT Restructuring, provided, however, that
          (B) neither the Borrower nor any of its Subsidiaries shall provide any financial, credit or other support to TMT pursuant to any of the exceptions to the restrictions imposed on the Borrower and its Subsidiaries under Article VIII (Negative Covenants), except as expressly provided in Section 8.20), as long as any Obligation remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                    (ii) by striking in its entirety clause (m) of Section 8.1 and inserting the following in lieu thereof:

                         (m) Indebtedness (not otherwise permitted by this
               Section 8.1) incurred by TdB at any time after the Effective Date; provided, however, such Indebtedness shall not exceed an aggregate amount of $40,000,000 and, provided, further, that not less than $25,000,000 of such Indebtedness shall be utilized to refinance the TdB BNDES facility that matured in March 2007.

                    (iii) by (A) striking the word "and" immediately following the semicolon in clause (g) of Section 8.2, (B) striking the period at the end of clause (h) of Section 8.2 and inserting "; and" in lieu thereof, and (c) inserting a new clause (i) to read as follows:

                         (i) Liens on the assets of Tecumseh do Brazil Ltda.
               securing additional Indebtedness of Tecumseh do Brazil permitted under Section 8.1(n).

                    (iv) by inserting the following new Section 8.20 immediately after the existing Section 8.19 as follows:

                    SECTION 8.20 RESTRICTIONS ADVANCES TO TMT

                    Neither the Borrower nor any of its Subsidiaries shall (i) in respect of TMT, incur or suffer to exist any Indebtedness (other than Indebtedness existing immediately prior to the Effective Date),
          (ii) make any additional Investment in TMT or transfer of assets to TMT (other than payments made (x) to Cross-Over Vendors described in clause (i) of such definition so long as such payments do not exceed in the aggregate $2,500,000, (y) to Cross-Over Venders described in clause (ii) of such definition so long as such payments do not exceed in the aggregate $1,000,000, and (z) for purchases of inventory and equipment by the Borrower or any of its Subsidiaries from TMT so long as such purchases are made for Fair Market Value and on a basis no less favorable to the Borrower or, as the case may be, such Subsidiary, as would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of TMT, (iii) pay any Indebtedness or other obligations of TMT, or (iv) otherwise provide any additional funding, financing or credit to TMT; provided, however, that the foregoing prohibition shall not limit the ability of the Borrower or any of its Subsidiaries to make the Restructuring Payments.

                    (i) Article IX of the Credit Agreement is hereby amended as follows:

                    (i) by deleting the introductory clause thereof and inserting the following in lieu thereof:

                         Each of the following events shall be an Event of
               Default (except that the following shall have no application to
               (x) Tecumseh Italy as long as the Borrower is diligently pursuing the dissolution or liquidation of Tecumseh Italy, (y) TPIL so long as any Loan Party is pursuing the discontinuance of the operation and liquidation of TPIL provided such discontinuance and liquidation is funded entirely from existing funds available to TPIL or from the proceeds of the sale or liquidation of TPIL's assets or (z) TMT so long as a TMT Restructuring is pending):

                    (ii) by deleting in clause 9.1(d)(i) the word "or" immediately before each of "Section 7.14 (Real Property)" and "Section 7.16 (Transfer and Termination of Title IV Plans)" and inserting immediately after "Section 7.16 (Transfer and Termination of Title IV Plans)" and prior to "or
Article VIII (Negative Covenants)" the following:

                    or Section 7.20 (Retention of the Operations Advisor)

               (j) Annex A to the definition of Disposition Adjustment is amended by deleting the charts on the existing Annex A thereto and inserting the charts on attached Annex A in lieu thereof.

          SECTION 3 WAIVER AND CONSENT.

               (a) As of the Fifth Amendment Effective Date, the Administrative Agent and each Lender signatory to an Acknowledgement and Consent hereby waives the Existing Defaults.

               (b) The Administrative Agent and each Lender signatory to an Acknowledgement and Consent hereby waive any default interest chargeable on the Loans pursuant to Section 2.10 (c) solely in respect to the Existing Defaults.

               (c) The Administrative Agent and each Lender signatory to an Acknowledgement and Consent hereby consent to the Borrower's request for a one time extension of the delivery date of the annual report for the Fiscal Year ended December 31, 2006, due within 90 days after the end of such Fiscal Year pursuant to Section 6.1(c) of the Credit Agreement, to April 15, 2007.

          SECTION 4 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of March 31, 2007 on the date (the "Fifth Amendment Effective Date") when the Administrative Agent shall have received all of the following:

               (a) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                    (i) this Amendment, executed by the Borrower and the Administrative Agent;

                    (ii) an Acknowledgement and Consent, in the form attached hereto as Exhibit A, duly executed by each of the Requisite Lenders;

                    (iii) the Consent of Guarantors, in the form attached hereto as Exhibit B, executed by each Guarantor;

                    (iv) Amendment No. 2 to the Second Lien Credit Agreement, executed by the Borrower, the Second Lien Agent and the Lenders party thereto;

                    (v) the Fee Letter, dated as of the date hereof, executed by the Borrower; and

                    (vi) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

               (b) Payment of Fees, Costs and Expenses. The Administrative Agent shall have received payment of all fees, costs and expenses as required by Sections 9 and 10 hereof, including, without limitation, all fees, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Amendment, the Credit Agreement and each other Loan Document.

               (c) Representations and Warranties. Each of the representations and warranties contained in Section 5 below shall be true and correct.

               (d) No Default or Event of Default. After giving effect to this Amendment and Amendment No. 2 to the Second Lien Credit Agreement, no Default or Event of Default shall have occurred and be continuing.

          SECTION 5 REPRESENTATIONS AND WARRANTIES. On and as of the date hereof, and as of the Fifth Amendment Effective Date, after giving effect to this Amendment and Amendment No. 2 to the Second Lien Credit Agreement, the Borrower hereby represents and warrants to the Lenders as follows:

               (a) Each of the representations and warranties contained in
Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; and

               (b) No Default or Event of Default has occurred and is continuing.

          SECTION 6 RELEASE.

          Each of the Borrower and each Guarantor (A) acknowledges and agrees that it has no defenses, counterclaim or offset to the amounts outstanding under the Credit Agreement or the other Loan Documents and that it has no actual or potential claim or cause of action against the Administrative Agent or any Lender with respect to any matters through the Effective Date, and (B) hereby waives and agrees not to assert any claims or causes of action against the Administrative Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, whether known or unknown, matured or contingent, including, without limitation, for special, indirect, consequential or punitive damages, arising by virtue of any actions taken, actions omitted, or the occurrence of any event prior to the Effective Date, arising out of or relating to, or in connection with, this Amendment No. 5, the Credit Agreement, the use of the proceeds of any Loan or Letters of Credit, the other Loan Documents or any of the transactions entered into in connection therewith or contemplated thereby.

          SECTION 7 CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments, waivers and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

          SECTION 8 LOAN DOCUMENTS. This Amendment is deemed to be a "Loan Document" for the purposes of the Credit Agreement.

          SECTION 9 FEES. As consideration for the execution of this Amendment, the Borrower agrees to pay on the Fifth Amendment Effective Date to the Administrative Agent, for the account of each Lender from which the Administrative Agent shall have received (by facsimile or otherwise) an executed Acknowledgment and Consent with respect to this Amendment by 5:00 p.m. (New York time) on April 9, 2007, a fee equal to 0.25% of such Lender's Revolving Credit Commitment then in effect.

          SECTION 10 COSTS AND EXPENSES. The Borrower agrees to pay on demand on the Fifth Amendment Effective Date all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

          SECTION 11 GOVERNING LAW; COUNTERPARTS; MISCELLANEOUS.

               (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

               (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

               (d) From and after the Fifth Amendment Effective Date, all references in the Credit Agreement to the "Agreement" shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

               (e) Delivery of an executed signature page of this Amendment by facsimile or by email in portable document format (.pdf) shall be effective as delivery of an original manually executed counterpart hereof.

                            [signature pages follow]

          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 5 to the Credit Agreement to be effective for all purposes as of the Fifth Amendment Effective Date.

                                        Borrower

                                        TECUMSEH PRODUCTS COMPANY
                                        as Borrower


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President, Treasurer and
                                               Chief Financial Officer

       [SIGNATURE PAGE TO AMENDMENT NO. 5 TO FIRST LIEN CREDIT AGREEMENT]

Administrative Agent

                                        CITICORP USA, INC.,
                                        as Administrative Agent, Collateral
                                        Agent, Swing Loan Lender, Issuer and as
                                        a Lender


                                        By: /s/ Sebastien Delasnerie
                                            ------------------------------------
                                        Name: Sebastien Delasnerie
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

       [SIGNATURE PAGE TO AMENDMENT NO. 5 TO FIRST LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

          RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "BORROWER"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("CITICORP"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to the terms and provisions of Amendment No. 5 to First Lien Credit Agreement (the "AMENDMENT"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms and provisions of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        North Fork Business Capital Corporation
                                        ----------------------------------------
                                        [Name of Lender]


                                        By: /s/ Ari Kaplan
                                            ------------------------------------
                                        Name: Ari Kaplan
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

Dated as of April 9, 2007

                                   [EXHIBIT A]

                                                                       EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

          RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "BORROWER"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("CITICORP"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to the terms and provisions of Amendment No. 5 to First Lien Credit Agreement (the "AMENDMENT"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms and provisions of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        Comerica Bank
                                        ----------------------------------------
                                        [Name of Lender]


                                        By: /s/ Blake Arnett
                                            ------------------------------------
                                        Name: Blake Arnett
                                              ----------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------

Dated as of April 9, 2007

                                   [EXHIBIT A]

                                                                       EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

          RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "BORROWER"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("CITICORP"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to the terms and provisions of Amendment No. 5 to First Lien Credit Agreement (the "AMENDMENT"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms and provisions of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        Wells Fargo Foothill, LLC
                                        ----------------------------------------
                                        [Name of Lender]


                                        By: /s/ Juan Barrera
                                            ------------------------------------
                                        Name: Juan Barrera
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

Dated as of April 9, 2007

                                   [EXHIBIT A]

                                                                       EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

          RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "BORROWER"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("CITICORP"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to the terms and provisions of Amendment No. 5 to First Lien Credit Agreement (the "AMENDMENT"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms and provisions of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        LaSalle Bank Midwest, N.A.
                                        ----------------------------------------
                                        [Name of Lender]


                                        By: /s/ Steven Fenton
                                            ------------------------------------
                                        Name: Steven Fenton
                                              ----------------------------------
                                        Title: Authorized Signatory
                                               ---------------------------------

Dated as of April 9, 2007

                                   [EXHIBIT A]

                                                                       EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

          RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "BORROWER"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("CITICORP"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to the terms and provisions of Amendment No. 5 to First Lien Credit Agreement (the "AMENDMENT"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms and provisions of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        JPMorgan Chase Bank N.A.
                                        ----------------------------------------
                                        [Name of Lender]


                                        By: /s/ Beverly J. Gray
                                            ------------------------------------
                                        Name: Beverly J. Gray
                                              ----------------------------------
                                        Title: Regional Portfolio Manager
                                               ---------------------------------

Dated as of April 9, 2007

                                   [EXHIBIT A]

                                                                       EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

          RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "BORROWER"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("CITICORP"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to the terms and provisions of Amendment No. 5 to First Lien Credit Agreement (the "AMENDMENT"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms and provisions of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        Ableco Finance LLC
                                        ----------------------------------------
                                        [Name of Lender]


                                        By: /s/ Kevin Genda
                                            ------------------------------------
                                        Name: Kevin Genda
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

Dated as of April 9, 2007

                                   [EXHIBIT A]

                                                                       EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

          RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "BORROWER"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("CITICORP"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to the terms and provisions of Amendment No. 5 to First Lien Credit Agreement (the "AMENDMENT"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms and provisions of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        Bank of America, N.A.
                                        ----------------------------------------
                                        [Name of Lender]


                                        By: /s/ Walter T. Shellman
                                            ------------------------------------
                                        Name: Walter T. Shellman
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

Dated as of April 9, 2007

                                   [EXHIBIT A]

                                                                       EXHIBIT B

                              CONSENT OF GUARANTORS

                                                      Dated as of April 9, 2007

          Each of the undersigned companies, as a Guarantor under the Guaranty dated February 6, 2006 (the "Guaranty") in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

                            [Signature pages follow]

                                   [EXHIBIT B]

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment No. 5, as of the date first written above.

                                        CONVERGENT TECHNOLOGIES INTERNATIONAL,
                                        INC.
                                        TECUMSEH TRADING COMPANY
                                        EVERGY, INC.
                                        FASCO INDUSTRIES, INC.
                                        MANUFACTURING DATA SYSTEMS, INC.
                                        M. P. PUMPS, INC.
                                        TECUMSEH CANADA HOLDING COMPANY
                                        TECUMSEH COMPRESSOR COMPANY
                                        TECUMSEH POWER COMPANY
                                        VON WEISE GEAR COMPANY
                                        as U.S. Guarantors


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        EUROMOTOR, INC.
                                        as U.S. Guarantor


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President


                                        HAYTON PROPERTY COMPANY, LLC
                                        TECUMSEH DO BRASIL USA, LLC
                                        as U.S. Guarantors


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: President

  [SIGNATURE PAGE TO GUARANTOR CONSENT TO AMENDMENT NO. 5 TO FIRST LIEN CREDIT
                                   AGREEMENT]

                                        TECUMSEH PRODUCTS OF CANADA LIMITED,
                                        as Canadian Guarantor


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                              ----------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------


                                        FASCO MOTORS COMPANY,
                                        as Canadian Guarantor


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

  [SIGNATURE PAGE TO GUARANTOR CONSENT TO AMENDMENT NO. 5 TO FIRST LIEN CREDIT
                                   AGREEMENT]

                                                                         ANNEX A

* Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission

***:

                               CUMULATIVE EBITDA    CUMULATIVE SALES
                              COVENANT ADJUSTMENT      PROJECTION
CUMULATIVE REPORTING PERIOD     ($ IN MILLIONS)      ($ IN MILLIONS)
---------------------------   -------------------   ----------------
    10/01/2006-12/31/06                *                    *
     10/01/2006-3/31/07                *                    *
     10/01/2006-6/30/07                *                    *
     10/01/2006-9/30/07                *                    *
      10/1/06-12/31/07                 *                    *

          QUARTERLY PROJECTED
            EBITDA COVENANT     SALES PROJECTION
QUARTER     ($ IN MILLIONS)      ($ IN MILLIONS)
-------   -------------------   ----------------
Q4-2006            *                    *
Q1-2007            *                    *
Q2-2007            *                    *
Q3-2007            *                    *
Q4-2007            *                    *

**:

                               CUMULATIVE EBITDA    CUMULATIVE SALES
                              COVENANT ADJUSTMENT      PROJECTION
REPORTING PERIOD                ($ IN MILLIONS)      ($ IN MILLIONS)
----------------              -------------------   ----------------
    10/01/2006-12/31/06                *                    *
     10/01/2006-3/31/07                *                    *
     10/01/2006-6/30/07                *                    *
     10/01/2006-9/30/07                *                    *
      10/1/06-12/31/07                 *                    *

          QUARTERLY PROJECTED
            EBITDA COVENANT     SALES PROJECTION
QUARTER     ($ IN MILLIONS)      ($ IN MILLIONS)
-------   -------------------   ----------------
Q4-2006            *                    *
Q1-2007            *                    *
Q2-2007            *                    *
Q3-2007            *                    *
Q4-2007            *                    *

                                    [ANNEX A]

**:

                               CUMULATIVE EBITDA    CUMULATIVE SALES
                              COVENANT ADJUSTMENT      PROJECTION
REPORTING PERIOD                ($ IN MILLIONS)      ($ IN MILLIONS)
----------------              -------------------   ----------------
    10/01/2006-12/31/06                *                    *
     10/01/2006-3/31/07                *                    *
     10/01/2006-6/30/07                *                    *
     10/01/2006-9/30/07                *                    *
      10/1/06-12/31/07                 *                    *

          QUARTERLY PROJECTED
            EBITDA COVENANT     SALES PROJECTION
QUARTER     ($ IN MILLIONS)      ($ IN MILLIONS)
-------   -------------------   ----------------
Q4-2006            *                    *
Q1-2007            *                    *
Q2-2007            *                    *
Q3-2007            *                    *
Q4-2007            *                    *

                                    [ANNEX A]